UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2021

iSpecimen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40501	27-0480143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Bedford Street

Lexington, MA 02420

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 301-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ISPC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 21, 2021, iSpecimen Inc., a Delaware corporation (the “Company”), consummated its initial public offering (the “IPO”) of 2,250,000 shares of its common stock (“Shares”) at an offering price of $8.00 per Share, generating gross proceeds of $18,000,000. The Company has granted the underwriters a 45-day option to purchase up to 337,500 additional Shares to cover over-allotments, if any.

In connection with the IPO, on June 16, 2021, the Company entered into an underwriting agreement with ThinkEquity, a division of Fordham Financial Management, Inc., as representative of the underwriters, a form of which was previously filed as an exhibit to the Company’s registration statement on Form S-1 (File No. 333-250198) which was declared effective by the Securities and Exchange Commission on June 16, 2021 (the “Registration Statement”). A copy of the final executed underwriting agreement is included as Exhibit 1.1 hereto and is incorporated hereby in reference.

Item 3.02. Unregistered Sales of Equity Securities.

Conversion of Convertible Promissory Notes

The Company previously issued an aggregate of $5.5 million principal amount of convertible promissory notes (collectively, the “Convertible Notes”) in several private placements. Pursuant to the terms of the Convertible Notes, upon the completion of the IPO on June 21, 2021, the outstanding principal and accrued interest of $6,757,066 of the Convertible Notes were automatically converted into an aggregate of 1,206,614 shares of common stock of the Company (the “Conversion Shares”) at a conversion price of $5.60 per share.

Conversion of Bridge Notes

The Company previously issued an aggregate of $7.0 million principal amount of bridge promissory notes (collectively, the “Bridge Notes”) in several private placements. Pursuant to the terms of the Bridge Notes, upon the completion of the IPO on June 21, 2021, the outstanding principal of $4,000,000 and accrued interest of $717,646 of the Bridge Notes were automatically converted into an aggregate of 842,429 shares of common stock of the Company (the “Bridge Shares”) at a conversion price of $5.60 per share.

The Conversion Shares and Bridge Shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Act”), since the issuance did not involve a public offering. The Convertible Notes and Bridge Notes were originally issued in private offerings in reliance on Rule 506 of Regulation D and Section 4(2) of the Act.

Conversion of Preferred Stock

In connection with the IPO, on June 21, 2021, all of the outstanding shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series B Preferred Stock were converted into 1,291,012 shares of common stock. The conversion of the Series A Preferred Stock, Series A-1 Preferred Stock and Series B Preferred Stock into shares of common stock was exempt from registration pursuant to Section 3(a)(9) of the Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 16, 2021, the following individuals were appointed to the board of directors of the Company: John L. Brooks III and Margaret H. Lawrence. Additional information regarding, among other things, each individual’s background, board committee membership and compensatory arrangements is contained in the Registration Statement and is incorporated herein by reference.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On June 17, 2021, in connection with the IPO, the Company filed its Fourth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, effective on June 21, 2021. The terms of the Fourth Amended and Restated Certificate of Incorporation are set forth in Registration Statement and are incorporated herein by reference. A copy of the Fourth Amended and Restated Certificate of Incorporation is included as Exhibit 3.1 hereto and is incorporated by reference herein.

On June 16, 2021, the board of directors of the Company approved the Second Amendment and Restatement of the Company’s Bylaws, effective immediately upon approval by the Board (as amended, the “Amended and Restated Bylaws”). A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01.  Other Events.

On June 16, 2021, the Company issued a press release announcing the pricing of the IPO, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On June 21, 2021, the Company issued a press release announcing the closing of the IPO, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement between the Company and ThinkEquity, a division of Fordham Financial Management, Inc.

3.1	Fourth Amended and Restated Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on June 17, 2021

3.2	Second Amended and Restated Bylaws

99.1	Press Release Announcing Pricing of IPO

99.2	Press Release Announcing Closing of IPO

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2021

iSPECIMEN INC.

By:	/s/ Christopher Ianelli
Name: Christopher Ianelli
Title: Chief Executive Officer and President